EXHIBIT 23.2

BAUM & COMPANY, P.A.
Certified Public Accountants
605 Lincoln Road – Suite 210
Miami Beach, Florida 33139
(954)752-1712

We consent to the incorporation in this Registration Statement on Form S-1/A of our report dated April 5, 2009, relating to the consolidated financial statements of Safe Technologies International, Inc. (the “Company”), for the year ended December 31, 2008 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Baum & Company, P.A.

Miami Beach, Florida
November 15, 2010